Exhibit 99.1

QuinStreet Reports Q1 Financial Results and Corporate Restructuring

Company Announces Stock Repurchase Program

FOSTER CITY, CA – November 9, 2016 — QuinStreet, Inc. (Nasdaq: QNST), the leader in performance marketing products and technologies, today announced financial results for the first quarter ended September 30, 2016. The Company also announced a corporate restructuring and other steps to accelerate margin expansion, grow cash flow, and increase shareholder value.

The corporate restructuring will reduce fixed costs by approximately $17 million annually, including a reduction in personnel costs of approximately 25%. Benefits from the restructuring will begin to take effect in the December quarter. The Company also expects to incur a one-time restructuring charge in the range of $2.5 million to $3.5 million in the December quarter.

The restructuring includes a reorganization that streamlines operations and increases focus on key growth products and client verticals. As part of the reorganization, the leadership of the Company’s Education and Business-to-Business technology verticals has been changed, and all Financial Services verticals have been consolidated under the successful Insurance leadership team.

In addition, the Company announced the authorization of a stock buyback program, initially limited to offsetting annual dilution due to equity compensation. Dilution from equity compensation has averaged approximately 1.4% of outstanding shares annually over the past five years. The Board will assess the buyback program on an ongoing basis as circumstances change.

The Company also announced that it will undertake a strategic review of its business portfolio to further evaluate resource allocations and investments, and to analyze and explore possible divestitures and strategic partnerships. The objective of the review will be to identify opportunities to further increase shareholder value, and to enable greater focus on and investment in the Company’s most successful products and businesses, particularly its Financial Services client vertical.

For the first quarter, the Company reported total revenue of $73.4 million and GAAP net loss of $3.6 million, or ($0.08) per share. Adjusted EBITDA for the quarter was $1.0 million and adjusted net income was $631,000, or $0.01 per share. The Company generated $1.2 million in operating cash flow and closed the quarter with $53.6 million in cash and $38.6 million in net cash.

“Today, we announced measures to ensure that we meet our commitment to expand adjusted EBITDA margin and to take whatever steps are necessary to maximize long-term shareholder value,” commented Doug Valenti, QuinStreet CEO. “We continued to see strong momentum in the Financial Services client vertical, our largest business, which grew nearly 40% year-over-year in the first quarter and now represents over 60% of Company revenue. The Education client vertical continues to be challenging and difficult to project. With that in mind, we currently forecast that revenue in fiscal year 2017 will be flat to up low single digits year-over-year. We expect to generate in excess of $15 million in adjusted EBITDA in fiscal 2017, inclusive of partial-year effects from the restructuring. We expect full-year effects from the restructuring in fiscal 2018.”

Reconciliations of adjusted net income to GAAP net loss and adjusted EBITDA to GAAP net loss are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial +1 (800) 344.6491 or +1 (785) 830.7988 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at: https://jsp.premiereglobal.com/webrsvp and using passcode 7826936 to obtain dial-in information for the replay. Dial-in information for the replay will be available beginning one day prior to the conference call and the conference call replay will be available through Wednesday, November 16, 2016 at 4:30 p.m. PT.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted diluted net income per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net loss less benefit from (provision for) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net and restructuring expense. The term “adjusted net income” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense and restructuring expense, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted diluted net income per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreement.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets) and other non-recurring charges. The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$53,566	$53,710
Accounts receivable, net	44,303	47,218
Prepaid expenses and other assets	7,689	7,055

Total current assets	105,558	107,983

Property and equipment, net	7,273	7,678
Goodwill	56,118	56,118
Other intangible assets, net	8,333	10,081
Other assets, noncurrent	11,181	11,242

Total assets	$188,463	$193,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,569	$19,814
Accrued liabilities	23,840	27,705
Deferred revenue	1,037	1,200
Debt	15,000	15,000

Total current liabilities	60,446	63,719

Other liabilities, noncurrent	4,512	4,631

Total liabilities	64,958	68,350

Stockholders’ equity:
Common stock	46	45
Additional paid-in capital	260,277	257,950
Accumulated other comprehensive loss	(424)	(418)
Accumulated deficit	(136,394)	(132,825)

Total stockholders’ equity	123,505	124,752

Total liabilities and stockholders’ equity	$188,463	$193,102

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2016	2015
Net revenue	$73,438	$72,389
Cost of revenue (1)	67,808	65,918

Gross profit	5,630	6,471
Operating expenses: (1)
Product development	3,954	4,444
Sales and marketing	2,590	3,622
General and administrative	4,031	4,220

Operating loss	(4,945)	(5,815)
Interest income	21	6
Interest expense	(156)	(133)
Other income (expense), net	135	(57)

Loss before income taxes	(4,945)	(5,999)
Benefit from (provision for) taxes	1,376	(365)

Net loss	$(3,569)	$(6,364)

Net loss per share:
Basic	$(0.08)	$(0.14)

Diluted	$(0.08)	$(0.14)

Weighted average shares used in computing net loss per share:

Basic	45,668	44,836
Diluted	45,668	44,836

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$971	$927
Product development	536	658
Sales and marketing	357	472
General and administrative	743	732

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2016	2015

Cash Flows from Operating Activities
Net loss	$(3,569)	$(6,364)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,373	3,944
Provision for (recovery from) sales returns and doubtful accounts receivable	95	(73)
Stock-based compensation	2,607	2,789
Gain on sales of domain names	(143)	(65)
Other adjustments, net	(13)	—
Changes in assets and liabilities:
Accounts receivable	2,820	453
Prepaid expenses and other assets	(574)	5,500
Deferred taxes	—	(8)
Accounts payable	676	(1,100)
Accrued liabilities	(3,783)	(1,673)
Deferred revenue	(163)	(62)
Other liabilities, noncurrent	(119)	(98)

Net cash provided by operating activities	1,207	3,243

Cash Flows from Investing Activities
Capital expenditures	(401)	(489)
Internal software development costs	(695)	(1,276)
Proceeds from sales of domain names	143	40
Other investing activities	(53)	—

Net cash used in investing activities	(1,006)	(1,725)

Cash Flows from Financing Activities
Withholding taxes related to restricted stock net share settlement	(347)	(1,323)

Net cash used in financing activities	(347)	(1,323)

Effect of exchange rate changes on cash and cash equivalents	2	(3)
Net (decrease) increase in cash and cash equivalents	(144)	192
Cash and cash equivalents at beginning of period	53,710	60,468

Cash and cash equivalents at end of period	$53,566	$60,660

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
Net loss	$(3,569)	$(6,364)
Amortization of intangible assets	1,948	2,409
Stock-based compensation	2,607	2,789
Restructuring	—	218
Tax impact after non-GAAP items	(355)	—

Adjusted net income (loss)	$631	$(948)

Adjusted diluted net income (loss) per share	$0.01	$(0.02)

Weighted average shares used in computing adjusted diluted net income (loss) per share	45,700	44,836

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2016	2015
Net loss	$(3,569)	$(6,364)
Interest and other expense, net	—	184
(Benefit from) provision for taxes	(1,376)	365
Depreciation and amortization	3,373	3,944
Stock-based compensation	2,607	2,789
Restructuring	—	218

Adjusted EBITDA	$1,035	$1,136